UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024

SAFETY SHOT, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHOT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	SHOTW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement

On September 20, 2024, Safety Shot, Inc., (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with one accredited investor (the “Investor”) for the purchase of 448,029 shares (the “PIPE Shares”) for gross proceeds of $500,000 at a price of $1.12 per share, which reflects a 10% discount from the closing price of the common stock on September 20, 2024.

Consulting Agreement

On September 23, 2024, the Company entered into a Safety Shot, Inc. Consulting Agreement (the “Consulting Agreement”) with Core 4 Capital Corp., a New York corporation (the “Consultant”), pursuant to which the Consultant shall provide the Company with services as stated therein, for a period of six (6) month term commencing on October 1, 2024. The Company shall issue 1,250,000 shares of the Company’s restricted stock (the “Consultant Shares,” together with the PIPE Shares as the “Shares”). The Consultant Shares shall vest in equal quarterly installments such that 625,000 shares shall vest on December 31, 2024, and 625,000 shares shall vest on March 31, 2025.

The Company’s President, Jordan Schur is a 15% owner of the Consultant but is not an officer or director of such Consultant. Other shareholders of the Consultant are also members of Mr. Schur’s immediate family (but not dependents).

Separation and Exchange Agreement

On September 24, 2024, the Company entered into a Separation and Exchange Agreement (the “Separation Agreement,” together with the SPA and Consulting Agreement as the “Agreements”) with Caring Brands, Inc., a Nevada corporation (“CB Nevada”), Caring Brands, Inc, a Florida corporation (“CB Florida”) and Brian S. John as the representative of the shareholders of CB Florida (the “Representative”). The Company along with the other shareholders of CB, exchanged 100% of the issued and outstanding shares of common stock of CB Florida (the “Exchange”) for the CB Nevada shares of common stock, including the 3,000,000 shares of CB Nevada common stock received by the Company. Pursuant to the Separation Agreement, the Company’s business segment that creates and sells innovative wellness consumer products industries (the “CB Business”) along with the assets, intellectual property and liabilities related thereto were transferred to CB Nevada.

The Company does not believe that the disposition of the CB Business qualifies as significant transaction as the Company had discontinued those operations and written off the assets. Following the transfer of the CB Business, the Company will continue to focus its efforts on the commercialization of the Safety Shot Dietary Supplement.

The Agreements are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Agreements are qualified in their entirety by reference to such exhibit.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The applicable information related to the transfer of the CB Business pursuant to the Separation Agreement presented in Item 1.01 of this Current Report is incorporated by reference in this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

The applicable information related to the Shares issued pursuant to the SPA and the Consulting Agreement presented in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The Securities will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D thereunder.

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated September 20, 2024
10.2	Form of Consulting Agreement
10.3	Form of Separation and Exchange Agreement
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2024

SAFETY SHOT, INC.

By:	/s/ Jarrett Boon
Jarrett Boon,
Chief Executive Officer